Exhibit 99.1

Contact:	For financial analysts – Joseph P. Bergstein, 610-774-5609 For news media – George Biechler, 610-774-5997 PPL Corporation

PPL’s presentation to be webcast from
Bank of America-Merrill Lynch conference on Sept. 28

ALLENTOWN, Pa. (Sept. 22, 2010) -- James H. Miller, chairman, president and chief executive officer of PPL Corporation (NYSE: PPL), will participate in a panel discussion on Tuesday, Sept. 28, at the Bank of America-Merrill Lynch 2010 Power & Gas Leaders Conference.
Miller’s presentation will be available via a live webcast at 4 p.m. EDT that day. Interested parties may access the presentation through PPL’s main website: www.pplweb.com. For those who cannot listen to the live presentation, a replay will be archived and will be accessible for 30 days.
PPL Corporation, headquartered in Allentown, Pa., owns or controls nearly 11,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets and delivers electricity to about 4 million customers in Pennsylvania and the United Kingdom. More information is available at www.pplweb.com.

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Note to Editors: Visit our media Web site at www.pplnewsroom.com for additional news and background about PPL Corporation.